Exhibit 99.1

INVESTORS FINANCIAL SERVICES CORP. ANNOUNCES 2004 DILUTED EARNINGS PER SHARE UP 50%

2004 NET OPERATING REVENUE INCREASES 25%

Contact:                John N. Spinney, Jr.

(617) 937-3500

john.spinney@ibtco.com

BOSTON, MA, January 25, 2005 - Investors Financial Services Corp. (Nasdaq: IFIN) reported diluted earnings per share of $2.09 for the year ended December 31, 2004, an increase of 50% from $1.39 in 2003. Net income for the year ended December 31, 2004 was $142.0 million, up 54% from $92.4 million in 2003. For the fourth quarter of 2004, diluted earnings per share grew 11% to $0.52 from $0.47 for same period in 2003. Net income for the fourth quarter was $35.3 million, up 13% from $31.2 million in the fourth quarter of 2003.

For the year ended December 31, 2004, diluted operating earnings per share increased 39% to $2.09 per share from $1.50 per share in 2003 and net operating income increased 43% to $142.0 million from $99.6 million in 2003.  Diluted operating earnings per share and net operating income for 2003 are presented on a non-GAAP basis, which excludes the impact of a retroactive change in Massachusetts tax law enacted during 2003 as described below in this press release.

Kevin J. Sheehan, Chairman and Chief Executive Officer, commented, “Investors Financial Services delivered another year of outstanding results during 2004. Sizeable wins from new and existing clients and the leverage inherent in our business model continue to drive our impressive performance. We remain confident in our ability to produce growth of 25% in diluted earnings per share in 2005.”

Diluted earnings per share and net income for the year ended December 31, 2003 include a $7.2 million charge, net of federal income tax benefit, that resulted from a retroactive change in Massachusetts tax law enacted in the first quarter of 2003 and the Company’s subsequent settlement of the resulting tax assessment with the Massachusetts Department of Revenue.  The change in tax law disallowed a dividends received deduction taken by Investors Bank & Trust Company on dividends it had received since 1999 from a wholly-owned real estate investment trust. In the second quarter of 2003, the Company settled this disputed tax issue, agreeing to pay 50% of the liability, resulting in the $7.2 million charge, net of federal income tax benefit.

This press release includes both an income statement based on GAAP and a non-GAAP operating income statement that excludes the $7.2 million charge described above. Management believes that operating earnings per share and net operating income, which exclude the charge, present a more useful depiction of the Company’s actual results of operations because they exclude the effect of a one-time change in tax law that is unrelated to the Company’s ongoing operations. Excluding the $7.2 million

- MORE -

charge, the Company recorded net operating income for the year ended December 31, 2003 of $99.6 million and diluted operating earnings per share of $1.50.

Net operating revenue for the year ended December 31, 2004 grew 25% to $613.2 million from $490.1 million in 2003. Revenue from core services such as global custody, multicurrency accounting and mutual fund administration rose to $314.3 million for the year ended December 31, 2004, up 24% from $254.2 million in the prior year. Revenue from ancillary services including foreign exchange, securities lending, cash management, and investment advisory services increased to $108.9 million for the year ended December 31, 2004, up 37% from $79.4 million in 2003. Net interest income grew 22% to $187.7 million for the year ended December 31, 2004 from $153.9 million in 2003. Operating expenses were $398.4 million in 2004, up 16% from $344.9 million in 2003.

Net operating revenue for the fourth quarter grew 19% to $157.3 million from $131.7 million for the same period in 2003. Revenue from core services such as global custody, multicurrency accounting and mutual fund administration rose to $82.8 million for the fourth quarter, up 18% from $70.1 million from the same period in the prior year. Revenue from ancillary services including foreign exchange, securities lending, cash management, and investment advisory services increased to $25.1 million for the quarter, up 21% from $20.8 million in the fourth quarter of 2003. Net interest income grew 22% to $48.9 million for the fourth quarter of 2004 from $40.1 million for the same period in 2003. Operating expenses were $103.1 million for the fourth quarter of 2004, up 19% from $86.3 million for the same period in 2003.

Assets processed for clients totaled approximately $1.43 trillion at December 31, 2004, up 15% from $1.24 trillion at September 30, 2004 and up 35% from $1.06 trillion at December 31, 2003.

Today the Company also announced that its Board of Directors declared an increase in the cash dividend on its common stock from $0.0175 per share to $0.02 per share.  The dividend is payable February 15, 2005 to stockholders of record as of January 31, 2005.

Investors Financial will broadcast a conference call, via the Internet, today, January 25, 2005 at 5:00 p.m. ET. The call will be accessible on Investors Financial’s home page at http://www.ibtco.com.  The conference call will also be available via telephone at (719) 457-2679, confirmation code 294343.  Recorded replays of the conference call will be available at www.ibtco.com or by dialing (719) 457-0820, confirmation code 294343.

Investors Financial Services Corp. provides services for a variety of financial asset managers including mutual fund complexes, investment advisors, banks, and insurance companies.  Through our wholly-owned subsidiary, Investors Bank & Trust Company, we provide core services including global custody, multicurrency accounting, and mutual fund administration, as well as ancillary services including securities lending, foreign exchange, and cash management.  Offices are located in the United States, Canada, Cayman Islands, and Ireland.  Visit Investors Financial on the web at http://www.ibtco.com.

This news release contains forward-looking statements (statements that are not historical facts). These statements, such as the Company’s statements regarding its ability to grow diluted earnings per share for the year ending December 31, 2005 are based upon assumptions and estimates that might not be realized and are subject to risks and uncertainties that could cause actual results to differ materially from those in the forward looking statements.  Such risks and uncertainties include the performance of global financial markets, changes in interest rates, changes in the relationship between long-term and short-term interest rates, regulatory actions affecting the Company’s clients, the Company’s ability to manage the conversion of new business, and the Company’s ability to continue to manage its costs, including the costs of compliance with increasing regulatory requirements. Additional factors that could also affect actual results are set forth under the heading “Certain Factors That May Affect Future Results” in the Company’s Form 10-Q for the quarter ended September 30, 2004 and in the Company’s Annual Report on Form 10-K, as amended, for the year ended December 31, 2003.

Investors Financial Services Corp.

Condensed Consolidated Statements of Income (unaudited)

(Dollars in thousands, except share data)

	For the Year Ended December 31,		For the Three Months Ended December 31,
	2004	2003	2004	2003
Operating Revenue:
Asset servicing fees:
Core service fees	$314,272	$254,225	$82,787	$70,074
Ancillary service fees	108,928	79,361	25,079	20,844
Total asset servicing fees	423,200	333,586	107,866	90,918
Other operating income	2,057	2,607	542	743
Gain on sale of investment	234	—	—	—
Total operating revenue	425,491	336,193	108,408	91,661

Interest income	313,149	247,094	89,899	64,987
Interest expense	125,469	93,180	40,982	24,903
Net interest income	187,680	153,914	48,917	40,084

Net operating revenue	613,171	490,107	157,325	131,745

Operating Expenses:
Compensation and benefits	205,728	186,932	51,676	43,623
Technology and telecommunications	49,816	38,914	14,924	9,894
Transaction processing services	42,159	33,299	11,393	9,675
Depreciation and amortization	32,124	27,971	7,736	7,738
Occupancy	29,032	29,218	7,419	7,398
Professional fees	15,346	11,189	3,485	2,299
Travel and sales promotion	5,470	4,822	1,530	1,507
Insurance	4,625	3,203	1,126	1,199
Other operating expenses	14,083	9,373	3,769	2,976
Total operating expenses	398,383	344,921	103,058	86,309

Income Before Income Taxes	214,788	145,186	54,267	45,436

Provision for income taxes	72,826	52,765	18,988	14,264

Net Income	$141,962	$92,421	$35,279	$31,172

Basic Earnings Per Share	$2.15	$1.42	$0.54	$0.48

Diluted Earnings Per Share	$2.09	$1.39	$0.52	$0.47

	Share Information (unaudited)
	For the Year Ended December 31,		For the Three Months Ended December 31,
	2004	2003	2004	2003

Common stock outstanding	66,595,349	65,436,788	66,595,349	65,436,788
Weighted-average basic shares	66,179,286	65,098,960	66,461,316	65,306,548
Weighted-average diluted shares	67,916,217	66,475,462	68,106,442	66,909,373

Investors Financial Services Corp.
Condensed Consolidated Balance Sheets (unaudited)
(Dollars in thousands, except share data)

	December 31, 2004	December 31, 2003

Assets
Cash and due from banks	$49,059	$39,689
Securities held to maturity (approximate fair value of $5,937,462 and $4,308,578 at December 31 2004 and 2003, respectively)	5,942,717	4,306,216
Securities available for sale	4,565,505	4,296,637
Nonmarketable equity securities	50,000	50,000
Loans, less allowance for loan losses of $100 at December 31, 2004 and 2003	134,530	199,530
Accrued interest and fees receivable	89,292	72,816
Equipment and leasehold improvements, less accumulated depreciation of $61,017 and $47,683 at December 31, 2004 and 2003, respectively	67,883	76,420
Goodwill, net	79,969	79,969
Other assets	188,565	101,901

Total Assets	$11,167,520	$9,223,178

Liabilities and Stockholders’ Equity
Liabilities:
Deposits:
Demand	$690,308	$334,823
Savings	4,448,405	3,682,295
Time	257,669	190,000
Total deposits	5,396,382	4,207,118

Securities sold under repurchase agreements	4,255,497	3,258,001
Short-term and other borrowings	594,681	1,098,087
Due to brokers for open trades payable	5,475	—
Junior subordinated deferrable interest debentures	24,774	24,774
Accrued taxes and other expenses	52,767	52,222
Other liabilities	123,787	42,719
Total liabilities	10,453,363	8,682,921

Commitments and contingencies	—	—

Stockholders’ Equity:
Preferred stock, par value $0.01 (shares authorized: 1,000,000; issued and outstanding: none in, 2004 and 2003)	—	—
Common stock, par value $0.01 (shares authorized: 175,000,000 and 100,000,000 in 2004 and 2003, respectively; issued and outstanding: 66,595,349 and 65,436,788 in 2004 and 2003, respectively)	667	655
Surplus	272,536	242,662
Deferred compensation	(572)	(1,076)
Retained earnings	418,034	280,701
Accumulated other comprehensive income, net	25,783	17,865
Treasury stock, at cost (73,235 and 26,508 shares in 2004 and 2003, respectively)	(2,291)	(550)
Total stockholders’ equity	714,157	540,257
Total Liabilities and Stockholders’ Equity	$11,167,520	$9,223,178

Investors Financial Services Corp.

Average Balance Sheet (unaudited)

(Dollars in thousands)

	Three Months Ended December 31, 2004			Three Months Ended December 31, 2003
	Average Balance	Interest	Average Yield/Cost	Average Balance	Interest	Average Yield/Cost

Interest-earning assets:
Federal funds sold and securities purchased under resale agreements	$51,326	$247	1.92%	$27,043	$67	0.99%
Investment securities (1)	10,218,542	88,364	3.46%	8,176,007	63,993	3.13%
Loans	158,160	1,288	3.26%	146,730	927	2.53%
Total interest-earning assets	10,428,028	89,899	3.45%	8,349,780	64,987	3.11%
Allowance for loan losses	(100)			(100)
Noninterest-earning assets	563,545			496,607
Total assets	$10,991,473			$8,846,287
Interest-bearing liabilities:
Deposits:
Savings	$3,921,057	$14,622	1.49%	$3,419,895	$11,112	1.30%
Time	112,741	557	1.98%	4,696	9	0.77%
Securities sold under repurchase agreements	4,776,215	20,990	1.76%	3,269,592	6,986	0.85%
Junior subordinated debentures	24,774	605	9.77%	24,774	605	9.77%
Other borrowings(2)	796,934	4,208	2.11%	965,579	6,191	2.56%
Total interest-bearing liabilities	9,631,721	40,982	1.70%	7,684,536	24,903	1.30%
Noninterest-bearing liabilities:
Demand deposits	247,971			273,129
Savings	93,825			124,416
Noninterest-bearing time deposits	143,370			127,065
Other liabilities	184,858			115,926
Total liabilities	10,301,745			8,325,072
Equity	689,728			521,215
Total liabilities and equity	$10,991,473			$8,846,287
Net interest income		$48,917			$40,084
Net interest margin (3)			1.88%			1.92%

Average interest rate spread (4)			1.75%			1.81%
Ratio of interest-earning assets to interest-bearing liabilities			108.27%			108.66%

(1)   Average yield/cost on available for sale securities is based on amortized cost.

(2)   Interest expense for the three months ended December 31, 2003 includes a contractual prepayment penalty of $2.0 million for the prepayment of certain FHLBB borrowings.

(3)   Net interest income divided by total interest-earning assets.

(4)   Yield on interest-earning assets less rate paid on interest-bearing liabilities.

Investors Financial Services Corp.

Asset servicing fees by service lines (unaudited) (dollars in thousands)

	For the Year Ended December 31,		For the Three Months Ended December 31,
	2004	2003	2004	2003

Core service fees:
Custody, accounting and administration	$314,272	$254,225	$82,787	$70,074

Ancillary service fees:
Foreign exchange	54,466	36,501	12,132	10,517
Cash management	26,396	20,884	6,809	5,097
Investment advisory	15,020	11,777	2,674	2,886
Securities lending	10,385	8,903	2,667	1,985
Other service fees	2,661	1,296	797	359
Total ancillary service fees	108,928	79,361	25,079	20,844

Total asset servicing fees	$423,200	$333,586	$107,866	$90,918

Change in net assets processed (unaudited) (dollars in billions):

	For the Year Ended December 31, 2004	For the Three Months Ended December 31, 2004

Net assets processed, beginning of period	$1,057	$1,243
Change in net assets processed:
Sales to new clients	54	50
Further penetration of existing clients	37	15
Lost clients	(3)	(1)
Fund flows and market gain	285	123
Total change in net assets processed	373	187
Net assets processed, end of period	$1,430	$1,430

Investors Financial Services Corp.

(Dollars in thousands)

GAAP Earnings (unaudited)

	For the Year Ended December 31,		For the Three Months Ended December 31,
	2004	2003	2004	2003

Income before taxes	$214,788	$145,186	$54,267	$45,436
Provision for income taxes	72,826	52,765	18,988	14,264
Net income	$141,962	$92,421	$35,279	$31,172
Earnings per share:
Basic	$2.15	$1.42	$0.54	$0.48

Diluted	$2.09	$1.39	$0.52	$0.47

Non-GAAP Operating Earnings (unaudited)

	For the Year Ended December 31,			For the Three Months Ended December 31,
	2004	2003		2004	2003

Income before taxes	$214,788	$145,186		$54,267	$45,436
Provision for income taxes	72,826	45,565	(1)	18,988	14,264
Net income	$141,962	$99,621		$35,279	$31,172
Earnings per share:
Basic	$2.15	$1.53		$0.54	$0.48

Diluted	$2.09	$1.50		$0.52	$0.47

(1) Provision for income taxes for the year ended December 31, 2003 excludes a $7.2 million charge, net of federal income tax benefit, related to a retroactive change in Massachusetts tax law enacted in the first quarter of 2003 and the Company’s subsequent settlement of the resulting tax assessment with the Massachusetts Department of Revenue.  The effect of the exclusion is an increase of $0.11 per basic and diluted share.